EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Quarterly Report of Metals USA Holdings Corp. (the “Company”) on Form 10-Q for the quarter ended March 31, 2010 (the “Periodic Report”), I, Robert C. McPherson, III, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. To my knowledge, the Periodic Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 11, 2010	/s/ ROBERT C. MCPHERSON, III
Robert C. McPherson, III Senior Vice President and Chief Financial Officer

The foregoing Certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure statement.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.